UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 18, 2004

Date of Report (date of earliest event reported)

VAALCO Energy, Inc.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-20928	76-0274813
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Post Oak Place, Suite 309

Houston, Texas 77027

(Address of principal executive office)

(713) 623-0801

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 18, 2004, the Board of Directors of VAALCO Energy, Inc. (the “Company”) appointed William S Farish as a director of the Company to serve a term ending on the date of the annual meeting of stockholders of the Company in 2005.

Mr. Farish is not a party to any arrangement or understanding with any person pursuant to which he was selected as a director, nor is he a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 4.04(a) of Regulation S-K.

Mr. Farish was not appointed to serve on any committee of the Company’s Board of Directors; however, he may be appointed to one or more committees of the Company’s Board of Directors in the future, at which point the Company shall amend this Form 8-K to disclose such appointment within four business days of such appointment.

A press release announcing the appointment of Mr. Farish to the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The exhibit listed below is being furnished with this Form 8-K.

Exhibit 99.1     Press Release dated November 18, 2004, entitled “VAALCO Energy, Inc. Appoints New Director to Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

Date: November 18, 2004	By:	/s/ W. Russell Scheirman
W. Russell Scheirman President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 18, 2004, entitled “VAALCO Energy, Inc. Appoints New Director to Board of Directors”